UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2006 (May 22, 2006)
Date of Report (Date of earliest event reported)

STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24015 (Commission File No.)	54-1890464 (IRS Employer Identification No.)

14040 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2006, SteelCloud received notice from Nasdaq that (i) it was not in compliance with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350(d)(2) when Mr. Arthur L. Money resigned from SteelCloud’s Audit Committee on May 15, 2006; and (ii) on May 19, 2006, upon the appointment of Mr. Benjamin Krieger to the Audit Committee, SteelCloud had regained compliance with Marketplace Rule 4350(d)(2) and, as a result, the matter was deemed closed by Nasdaq.

Item 8.01 Other Events.

On May 24, 2006, SteelCloud issued a press release announcing that Mr. Benjamin Krieger was appointed to SteelCloud’s Audit Committee.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release issued by SteelCloud, Inc., dated May 24, 2006, entitled "SteelCloud Appoints Benjamin Krieger to Company Audit Committee."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.

By:	/s/ Thomas P. Dunne
Thomas P. Dunne, Chief Executive Officer

May 25, 2006

3

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION

	99.1	Press Release Issued by SteelCloud, Inc., dated May 24, 2006, entitled "SteelCloud Appoints Benjamin Krieger to Audit Committee."